UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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Kate Spade & Company
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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. + Kate Spade & Company Vote by Internet • Go to www.envisionreports.com/KATE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Important Notice Regarding the Availability of Proxy Materials for the Kate Spade & Company Annual Meeting of Shareholders to be Held on May 19, 2016 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy of the materials. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.envisionreports.com/KATE : Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/KATE to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 8, 2016 to facilitate timely delivery. + 02ACFE Notice of 2016 Meeting of Shareholders IMPORTANT ANNUAL MEETING INFORMATION

. Kate Spade & Company’s 2016 Annual Meeting of Shareholders will be held at 5901 West Side Avenue, North Bergen, New Jersey 07047, on Thursday, May 19, 2016 at 10:00 a.m. local time. For directions please call 212-626-5777. Proposals to be voted on at the Annual Meeting are listed below along with the Board of Directors’ recommendations. 1. To elect ten directors; 2. To hold an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Proxy Statement; 3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year; 4. To approve an amendment to the Company’s Restated Certificate of Incorporation and an amendment and restatement of the Company’s By-laws to permit eligible shareholders to nominate candidates for election to the Company’s Board of Directors in accordance with procedures providing for proxy access; 5. To approve an amendment to the Company’s Restated Certificate of Incorporation and an amendment to the Company’s By-laws to modify the advance notice window for Director nominations made by shareholders; 6. To approve an amendment to the Company’s Restated Certificate of Incorporation to remove language providing that Directors may only be removed by the Company’s shareholders “for cause”; and 7. To vote on a shareholder proposal regarding proxy access as described in the Proxy Statement, if properly presented at the Annual Meeting. The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, 4, 5, 6 and “AGAINST” Proposal 7. Shareholders may also vote upon such other business that may properly come before the meeting. The Board of Directors has fixed the close of business on March 21, 2016 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof. Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/KATE. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials Kate Spade & Company” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 8, 2016. g g 02ACFE Notice of 2016 Annual Meeting of Shareholders